EXHIBIT 4.2

KPAPP 11                                                _____

                                             CUSIP NO. 4576J0 30 2
                                             SEE REVERSE FOR IMPORTANT
                                             NOTICE  ON TRANSFER RESTRICTIONS
                                             AND OTHER INFORMATION


                              INNKEEPERS USA TRUST
                         A REAL ESTATE INVESTMENT TRUST
                 FORMED UNDER THE LAWS OF THE STATE OF MARYLAND



is the registered holder of_____________________________________
Fully Paid and Non-Assessable Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 Par Value Per Share, of Innkeepers USA Trust (the "Company"), a Maryland real estate investment trust formed under the laws of the State of Maryland and under and subject to the provisions of the Declaration of Trust, filed with the State Department of Assessments and Taxation of Maryland, and the Bylaws of the Company, both as amended from time to time. The shares represented by this certificate are subject to all of the provisions of the Declaration of Trust and Bylaws of the Company and any amendments thereto and are transferable only on the share transfer books of the Company by the holder of record in person or by its duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned and registered by the Company's transfer agent and registrar.
         In Witness Whereof, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated: _______________


   ____________________________

__________________________(SEAL)

                     SECRETARY                          CHAIRMAN OF THE BOARD,
                                         CHIEF EXECUTIVE OFFICER AND PRESIDENT

                              INNKEEPERS USA TRUST
                                IMPORTANT NOTICE

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

         THE HOLDER OF THIS SECURITY, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (A "QIB"), IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION, IF ANY, FROM SUCH REGISTRATION REQUIREMENTS OR IN A TRANSACTION NOT SUBJECT TO THE SECURITIES ACT; AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         NONE OF THE FOLLOWING ENTITIES MAY ACQUIRE AN INTEREST IN THIS SECURITY FROM AN ORIGINAL PURCHASER OR ANY SUBSEQUENT TRANSFEREE WITHOUT THE COMPANY'S PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE WITHHELD IN THE COMPANY'S SOLE
DISCRETION: (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHETHER OR NOT SUBJECT TO ERISA, OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (INCLUDING, WITHOUT LIMITATION, FOREIGN PLANS AND GOVERNMENTAL PLANS), (B) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH PLAN BY REASON OF THE PLAN'S DIRECT OR INDIRECT INVESTMENT IN SUCH ENTITY AND (C) AN ENTITY THAT OTHERWISE CONSTITUTES A "BENEFIT PLAN INVESTOR" (COLLECTIVELY, "BENEFIT PLAN INVESTORS") WITHIN THE MEANING OF THE PLAN ASSET REGULATION PROMULGATED BY THE DEPARTMENT OF LABOR. ANY BENEFIT PLAN INVESTOR THAT PURCHASES AN INTEREST IN THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT SUCH PURCHASE IS EXEMPT OR IS ELIGIBLE FOR COVERAGE UNDER ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE.

         THE 8.625% SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST, $.01 PAR VALUE PER SHARE, REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE. NO PERSON MAY (I) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN COMMON SHARES IN EXCESS OF 9.8% OF THE NUMBER OF OUTSTANDING COMMON SHARES; (II) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN PREFERRED SHARES OF ANY SERIES OF PREFERRED SHARES IN EXCESS OF 9.8% OF THE NUMBER OF OUTSTANDING PREFERRED SHARES OF SUCH SERIES, (III) BENEFICIALLY OWN EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (IV) BENEFICIALLY OWN EQUITY SHARES THAT WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE, OR (V) CONSTRUCTIVELY OWN EQUITY SHARES THAT WOULD CAUSE THE COMPANY TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE COMPANY'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY IN WRITING. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE EQUITY SHARES REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND THAT ARE DEFINED IN THE COMPANY'S AMENDED AND RESTATED DECLARATION OF TRUST, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, SHALL HAVE THE SAME MEANINGS ASCRIBED TO THEM THEREIN. A COPY OF SUCH DECLARATION OF TRUST, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

         THE COMPANY MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE'S STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY REDEEM ANY SHARES HELD IN VIOLATION OF THE PRECEDING PARAGRAPH. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

         THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS OF BENEFICIAL INTEREST WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET AND (II) THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION OF TRUST OF THE COMPANY, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM  -- as tenants in common            UNIF GIFT MIN ACT --................Custodian...................
                                                                              (Cust)                 (Minor)
         TEN ENT  -- as tenants by the entireties                                           under Uniform Gifts to Minors
         JT TEN   -- as joint tenants with right of
                     survivorship and not as tenants                                        Act..................
                     in common                                                                     (State)


    Additional abbreviations may also be used though not in the above list.

         For value received, _______________________ hereby sell, assign and transfer unto


  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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                                                                      SHARES
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REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND
APPOINT

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ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED
CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED:
      -------------------------
                                                            -------------------
                     IN THE PRESENCE OF

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NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.